                   ASSET PURCHASE AGREEMENT



         THIS AGREEMENT is made this 22nd day of January, 1999, by and among Treasure Coast Boating Center, Inc., a Florida corporation ("Boating"), Treasure Coast Boating Services, Inc., a Florida corporation ("Services"),(Boating and Services are sometimes collectively referred to as the "Seller") and D. Thomas Grane ("Grane") American Marine of South Florida, Inc., a Florida Corporation ("Purchaser") and American Marine Recreation, Inc. ("AMRI").

         WHEREAS, Seller now owns and operates four (4) boat dealerships (the "Dealerships"; each a "Dealership") located in Florida for the sale and service of new and used boats (the "Business"); and

         WHEREAS, Buyer desires to purchase and receive from Seller, and Seller desires to sell and assign to Buyer the Assets as more fully defined below;

         NOW,  THEREFORE,   for  and  in  consideration  of  good  and  valuable
consideration, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         1.1 List of Definitions. As used in this Agreement and in any amendments, exhibits or schedules hereto unless otherwise defined therein, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" shall mean this Asset Purchase Agreement, including the Exhibits and Schedules, as the same from time to time may be amended, supplemented, modified or waived in writing.

         "Assets" shall mean all assets, whether tangible or intangible, real or personal, owned by Seller (or in any case in which Seller has some form of property interest other than ownership and which are set forth in Schedule 1.1).

 "Business" shall have the meaning set forth in the Recitals to this Agreement.

 "Closing" shall refer to the closing to be held pursuant to Article 4 hereof.

         "Closing Date" shall mean the date on which the Closing shall occur which shall be agreed upon by the Parties, but which in no event shall be later than February 28,1999 or the date on which Purchaser closes on its IPO, whichever comes first.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.





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     "Dealer's  Internal  Rate"  shall  mean (i) $30 per hour for labor and (ii)
parts at invoice cost plus 15%.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 amended to date.

         "Exhibits" shall refer to the exhibits attached to this Agreement. Such exhibits are hereby incorporated in this Agreement and made a part hereof by this reference, and may be referred to in related instruments or documents without being attached thereto.

         "Financial Statements" shall mean the audited balance sheet and statements of income, cash flow and retained earnings of Seller for the fiscal years ended December 31, 1997 and 1998.

     "GAAP"shall mean generally accepted accounting principles consistently applied.

     "IPO" shall mean the initial public offering of the capital stock of AMRI.

         "Lease Assignments" shall mean assignments (in the form of Exhibit 1.1 hereto or in such other form as may be acceptable to the Parties and the other parties to the respective leases) of the Leasehold Interests.

         "Leasehold Interests" shall mean Seller's leasehold interests of real property at: (x)18701 South Federal Highway, Jupiter, Florida 33469, (y) Vero Beach, Florida (which is a month to month lease), and (z) 3101 North Federal Highway, Pompano, Florida 33062.

         "Manufacturer's Rebates and Co-Op Payments" are as described in the retail dealer agreements between the Seller and the manufacturer's.

         "Notice" shall mean actual written notice.

         "Party" or "Parties" shall mean Purchaser and/or Seller.

         "Purchase Price" shall mean the aggregate consideration to be paid by Purchaser to Seller for the transfer of the Assets.

         "Real Estate" shall mean that real estate located at 420 South Federal Highway, Stuart Florida 34994, and described more fully in Schedule 1.1 hereto.

         "Schedules" shall refer to the schedules attached to this Agreement. Such schedules are hereby incorporated in this Agreement and made a part hereof by this reference, and may be referred to in related instruments or documents without being attached thereto.

         "Stock Consideration" shall mean that many shares of AMRI's common stock (rounded to the nearest whole number) such that when the number of shares is multiplied by the price at which said stock is initially offered to the public the product is Three Hundred Fifty Thousand Dollars ($350,000).

         "Transaction Documents" shall mean this Agreement and the agreements and documents to be executed and delivered by one or both of the Parties pursuant hereto.

         1.2 Knowledge. Except as may be otherwise expressly specified herein, the terms "information and belief" or "knowledge", or any similar phrase or term shall mean the actual knowledge of the relevant Party (for the Seller, the relevant Party shall be D. Thomas Grane), and the Parties confirm that they have made due and diligent inquiry (specifically including inquiry of any persons employed by the Party who are responsible for the matter in question) as to matters that are the subject of such phrase or term.


                                   ARTICLE 2
                              TERMS OF ACQUISITION

         2.1      Sale and Transfer of Assets.

         (a) Upon the terms and subject to the conditions of this Agreement, at the Closing and effective as of the Closing Date, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller, the Assets.

         (b) At the Closing, Seller shall transfer the Assets by delivering a Bill of Sale and a Deed substantially in the form of Exhibits 2.1a and 2.1b hereto.

         (c) Seller and Purchaser agree that all of the Assets shall be delivered to Purchaser, and Purchaser shall accept all of the foregoing in "as is", "where is" condition on the Closing Date, provided that, the foregoing shall not be deemed to limit any express warranty or representation of Seller set forth herein.

         2.2 Risk of Loss. Risk of loss or damage to the Assets by fire or other casualty shall be borne by Seller up to the time of the Closing and shall be borne by Purchaser after the Closing.


                                   ARTICLE 3
                               PURCHASE; PAYMENT

     3.1 Purchase of Assets. The Purchase Price for the Assets shall be the sum of the following:

         (a) Two Million One Hundred Sixty One Thousand ($2,161,000) for the Assets other than those described in ss.3.1(b)-(e), to be paid as follows:

     (i) $1,811,000 to be paid at the discretion of Purchaser, by certified check or wire transfer at the Closing;

     (ii)     One of the following:





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     A. In the  event  that as of the date of the  Closing,  the  Purchaser  has closed the IPO the Stock Consideration; or


     B. In the event that as of the date of the Closing, the Purchaser has not closed the IPO a promissory note for $350,000 to be delivered at Closing in the form of Exhibit 3.1 hereto, convertible by the Purchaser to the Stock Consideration upon the occurrence of the IPO within one year of the Closing.


     (i) The terms of the note shall be as follows: The note shall be secured by the Assets to the extent of $350,000 and shall be payable 12 months from the Closing.

         (b) One Hundred Fifty Thousand Dollars ($150,000) for the Seller's furniture, fixtures and equipment to be paid, at the discretion of Purchaser, by certified check or wire transfer at the Closing.

         (c) The Inventory Component as defined in ss.3.2. to be paid, at the discretion of Purchaser, by certified bank check, or wire transfer at Closing.

         (d) Six Hundred Thousand ($600,000) for the Real Estate to be paid, at the discretion of Purchaser, by certified bank check, or wire transfer at Closing or by the Purchaser taking the Real Estate subject to the existing mortgage to the extent of $600,000; and

         (e)      The amounts set forth below:

     (i) the outstanding payments as of the Closing Date on the 1997 and 1999 Suburban; and

     (ii)     $8,000 for the 1992 Bronco.

         3.2      Cost of Inventory.

         (a) Prior to the Closing, Purchaser shall conduct a physical audit of Seller's inventory to determine price to be paid for Seller's inventory (the "Inventory Component") which shall be calculated as follows:

                  (i) Seller's 1999 model new boat, motor and trailer inventory will be valued at manufacturer's invoice cost plus freight plus dealer installed options at the Dealer's Internal Rate.

                  (ii) Seller's 1998 model new boat, motor and trailer inventory will be valued at 92.5% of manufacturer's invoice cost plus freight plus dealer installed options at the Dealer's Internal Rate.

                  (iii) Seller's 1997 model new boat, motor and trailer inventory will be valued at 85% of manufacturer's invoice cost plus freight plus dealer installed options at the Dealer's Internal Rate.

                  (iv) The used boat, motor and trailer inventory will be valued at 80% of the current low wholesale value as published in the ABOS Marine Publishing Blue Book published by Intertec Publishing, Overland Park, KS, as reduced by Purchaser's cost of any repairs necessary to bring the boat into salable condition.

                  (v) Parts shall be purchased under the following terms:

     A. current parts as published in manufacturer's or distributor's latest price books at manufacturer's invoice plus freight;

     B. older parts and discontinued parts at 85% of manufacturer's invoice plus freight;

     C. obsolete parts, which Purchaser deems not functional for their intended use, at liquidation value;

     D. used parts shall be purchased at a mutually agreed upon price. Any used part not purchased by the Purchaser may be sold by the Seller to a third party.

                  (vi) In determining the amount of the Inventory Component, the parties shall deduct a figure equal to the sum of all obligations assumed by Purchaser as contemplated by ss.5.7.

At the Closing, the Parties shall execute a Schedule which shall set forth the amount of the Inventory Component and its method of determination in reasonable detail (the "Inventory Schedule").

         (b) Within ten (10) days after written notice to Seller, Seller hereby agrees to reimburse the Purchaser for any losses incurred by the Purchaser on the sale of 1997 and 1998 new boat, motor and trailer inventory. The amount of the reimbursement shall be equal to the sales price less the sum of (A) the cost of the unit sold, (B) all commissions paid by the Purchaser on the sale of the unit (including salesman and general manager), (C) interest on the cost of the unit at the rate of 10% per annum, (D) dealer preparation and delivery costs (based on the Dealer's Internal Rate) and (E) payroll taxes related to the commissions.

                  (i) Section 3.2(b) shall not be applicable in the event that Grane is not the president and does not have authority over the sale of such inventory or hold a similar office of Purchaser.

         3.3 Pending Purchases. The Purchaser shall be entitled to conclude any transactions for which third party purchasers have entered into contracts with Seller, but have not taken delivery and Purchaser shall receive all proceeds. Notwithstanding the foregoing, within ten (10) days of the closing of such transactions, the Purchaser shall pay to the Seller an amount equal to 50% of the sales price less the sum of (A) the cost of the unit sold, (B) all commissions paid by the Purchaser on the sale of the unit (including salesman and general manager), (C) interest on the cost of the unit at the rate of 10% per annum, (D) dealer preparation and delivery costs (based on the Dealer's Internal Rate) and (E) payroll taxes related to the commissions.

         3.4 Restriction on Transfer of Consideration Stock. Seller understands that restrictions may be placed on its right to transfer the Stock Consideration under Rule 144 promulgated under the Securities Act of 1933 as amended and/or other provisions of Federal or state law, and Seller agrees to comply with all such provisions. Seller understands and agrees that the certificate(s) representing the Stock Consideration may bear a legend reflecting any applicable restrictions. Such restrictions shall not limit the obligations of AMRI under
Section 3.7.

         3.5 Allocation of Purchase Price. Each Party agrees that the allocation of the Purchase Price among the Assets transferred under this Agreement shall be as set forth herein and on Schedule 3.5, and not to make any statement to the contrary to any third party, including, but not limited to, any governmental authority, provided, however, that the Purchaser shall have the right to reallocate the Purchase Price with respect to the portion of the purchase price allocable to the Real Estate to the extent mutually agreeable.

         3.6      Manufacturer Rebates and Co-Op Payments.

     (a) Purchaser shall be entitled to any manufacturer rebates, co-op payments or similar payments received or due from boat, motor or trailer manufacturers
(the "Manufacturer Rebates and Co-Op Payments") attributable to 1999 model inventory, whether received prior to or after the date hereof. Purchaser shall reimburse Seller for all Manufacturer Rebates and Co-Op Payments which are received by the Purchaser after the Closing Date to the extent that such Manufacturer Rebates and Co-Op Payments are attributable to 1999 model inventory which was sold and delivered by the Seller to third-party purchasers prior to the Closing Date.

     (b) The Seller shall be entitled to the Manufacturer Rebates and Co-Op Payments in the amount of approximately $57,000 due from OMC as an advance against the Manufacturer Rebates and Co-Op Payments due to Seller under this
Section 3.6, In the event that such amount is in excess of the Manufacturer Rebates and Co-Op Payments which Seller is due under this Section 3.6, the Seller shall promptly deliver such excess to Purchaser within 10 days of Purchaser's written request.

     (c) The Seller agrees to deliver any checks received in connection with the Manufacturer Rebates and Co-Op Payments applicable to the inventory endorsed to the Purchaser and to cooperate with the Seller to collect all Manufacturer Rebates and Co-Op Payments. Purchaser agrees to pay to the Seller any Manufacturer Rebates and Co-Op Payments to which Seller is entitled to under this Section 3.6 within ten (10) days of receipt of such payments. Purchaser agrees to use its best efforts to collect any Manufacturer's Rebates and Co-Op Payments described herein.

         3.7 Sale of Stock Consideration. In the event that the Seller sells all of the Stock Consideration within 13 months of the later of the Closing Date or the closing of the IPO to a bona fide third party based on a publicly quoted price of the shares of common stock which sale shall occur through a qualified broker/dealer and the aggregate amount received by Seller is less than $350,000, then AMRI agrees to pay to the Seller the difference between $350,000 and the amount received by the Seller in cash or certified check within three days of receipt of notification of the difference between $350,000 and the amount received by the Seller, which difference shall be supported by written confirmation of such sale.


                                   ARTICLE 4
                                    CLOSING

         4.1 Time; Place; Terms. The Closing will take place at such place as is agreeable to the Parties. At the Closing (i) Seller shall sell, transfer, assign and deliver the Assets to Purchaser; (ii) Purchaser shall deliver to Seller the Purchase Price; and (iii) the parties shall perform such other acts and execute and deliver such other documents which are contemplated to occur at the closing by this Agreement or the agreements and documents entered into in accordance herewith.


                                   ARTICLE 5
                    SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller and Grane represent and warrant to Purchaser as follows to Seller's knowledge:

         5.1 Organization and Qualification of Seller; Authorization of Agreement. Boating and Services each are corporations, duly incorporated, validly existing and in good standing under the laws of the State of Florida each with the full corporate power and authority to carry on the business in which it is engaged, to own and operate its properties and to execute and deliver the Transaction Documents to which each is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents to which Boating and Services each are a party and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by all requisite corporate action of Boating and Services, as the case may be. The Transaction Documents to which Boating and Services, as the case may be, are a party will be valid and binding obligations of Boating and Services enforceable against each of Boating and Services, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws currently or hereafter in effect affecting the enforcement or creditors' rights generally and subject to general equity principles. All persons who have executed or will execute any Transaction Document on behalf of Boating or Services, as the case may be, have been or will be duly authorized to do so by all necessary corporate action of each of Boating and Services, as the case may be.

         5.2 No Breach; Consents. Seller has the absolute right to sell its Assets hereunder. Except for the consents disclosed in Schedules 5.2, 5.14 and
5.15 the execution, delivery and performance of this Agreement by Seller and the transfer of the Assets to Purchaser will not require Seller to obtain any consent, approval or other action, except where such failure would not individually or in the aggregate materially and adversely affect any Dealership, the Business or the Assets.

         5.3      Financial Statements and Business Records.

         (a)      Copies of the  Financial  Statements  are attached as Schedule
                  5.3. The Financial Statements are accurate in all material respects and fairly present the financial position, results of operations and changes in financial position of Seller for the periods described therein, were prepared in accordance with GAAP, and have not been rendered materially inaccurate by events subsequent to the date thereof.

         (b) The books and records of Seller are in all material respects complete and correct and have been maintained in accordance with good business practices.

         5.4 Absence of Undisclosed Liabilities. As of the date hereof, Seller has no liabilities which are not reflected or provided for on the Financial Statements except for liabilities or obligations arising in the ordinary course of business which have not remained unpaid for more than sixty (60) days, which liabilities or obligations do not, individually or in the aggregate, materially affect any Dealership, the Business or the Assets.

         5.5 Absence of Material Changes. Since December 31, 1998, except as disclosed on Schedule 5.5, the Business has been operated in its ordinary course and there has not been any material adverse change in the condition (financial or otherwise) of Seller, any Dealership, the Business or the Assets or any event, either occurring or threatened, which is likely to materially adversely affect any Dealership, the Assets, Business or the condition, financial or otherwise, or prospects of Seller.

         5.6 Taxes and Tax Returns. Seller has duly and timely filed on the correct form all Federal, state and local information returns and tax returns affecting each Dealership, the Assets or the Business required to be filed by it (all such returns, being accurate and complete in all material respects) and, has duly and timely paid all Federal, state, local or foreign taxes. Seller agrees to file any Federal, state and local information and tax returns which are not yet due and pay the taxes due thereunder.

         5.7 Title to and Use of Properties. Except as disclosed on Schedule 5.7, Seller has good and marketable title to the Assets and the Assets are not subject to any mortgage, pledge, lien, objection to title, encumbrance or charge, except (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (which proceedings have not been fully determined) with appropriate reserves and which taxes are identified in Schedule 5.7; and (ii) liens to be released prior to or simultaneously with the Closing;
(iii) liens for which the Purchaser is willing to accept liability as evidenced by Purchaser's signature on Schedule 5.7.

         5.8 Contracts and Other Agreements. Each contract or agreement (collectively, for purposes of this ss.5.8., an "agreement") for the lease of real property, for the lease or purchase of an automobile, dealer agreements and any other agreement in which Seller's obligation is at least $20,000 in the aggregate is listed on Schedule 5.8. Except as disclosed on Schedule 5.8, Seller has not received or given any written notice of any material default or breach of any such agreement, and Seller is not aware of any existing material default or breach of any agreement.

         5.9 Litigation. Except as disclosed on Schedule 5.9, there is no litigation or similar proceedings against Seller, the Dealerships or the Assets (all such matters to be disclosed pursuant ss.5.9 to be referred to as "Seller's Litigation").

         5.10     Employees.

         (a) Except as set forth in Schedule 5.10, Seller is not party to any employment contract with any individual not terminable at will by Seller, its successors or assigns on less than 31 days notice.

         (b)      Except as otherwise provided in the Employment  Contract,  the
                  Purchaser   shall  have  no  obligation  to  employ   Seller's
                  personnel after the Closing.

         (c) To Seller's knowledge, information and belief, there are no claims against Seller which any employee has as a result of his employment by Seller as of the date hereof, other than in the ordinary course of business and involving not more than $1,000 individually or $5,000 in the aggregate.

         5.11 Employee Benefit Plans. The Seller has no employee benefit plans except for group health insurance, vacation days, sick days and holidays.

         5.12     Labor Matters.

         (a)      Seller is not a party to any collective bargaining agreement.

         (b) Seller is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practices.

         5.13 Hazardous Materials. Except as set forth is Schedule 5.13, Seller has not wilfully violated any Federal, state or local environmental, health or safety law and has received no notice of any violations or potential violations of any such laws.

         5.14 Leases. All leases for real or personal property which are used in the Business as presently conducted are listed on Schedule 5.14 and are in full force and effect; there are no defaults by the Seller or any other party thereunder and no event has occurred which would constitute a default thereunder. Except as set forth in Schedule 5.14, no consent of any other party to any of such leases is required as a condition of the assignment thereof to the Purchaser or the assumption by the Purchaser of the obligations thereunder.

         5.15     Pier Space.

         (a) With respect to the Dealership in Stuart, Florida, the Seller has received no written notices restricting or prohibiting the use of the pier space and the waters adjacent thereto, but makes no representation or warranty as to its use.

         5.16 Investment Representation. The Stock Consideration is being acquired by the Seller for investment for its own account and not with a view to, or for, resale in connection with, the distribution thereof. Such restrictions shall not limit the obligations of AMRI under Section 3.7.

         5.17 Investigations. There are no formal or informal investigations being conducted or which have been conducted by the Securities and Exchange Commission or any other regulatory and civil authority within or without the United States against Seller, its officers or directors, or principal shareholders.

         5.18 Sewer Hook-Up. There has been no notice received from any governmental authority with respect to the sufficiency of the septic system at the Stuart, Florida Dealership.

The documents and information so disclosed are complete and constitute all of the documents and information required to be disclosed pursuant to the provisions herein calling for disclosure and are accurate in all material respects as of the date hereof. No representation or warranty made by Seller in this Agreement or in any such document, certificate, exhibit, schedule or other writing, insofar as such representation or warranty pertains to Seller, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation or warranty or any such statement not misleading at the time made and on the Closing Date.


                                   ARTICLE 6
                       COVENANTS AND AGREEMENTS OF SELLER

         Seller covenants and agrees with Purchaser as follows:

         6.1 Purchaser's Right of Inspection. Prior to Closing, Seller shall grant Purchaser, and its counsel, accountants and other representatives reasonably acceptable to Seller, access to the properties, contracts, books and records of Seller related to the Business and the Assets, and shall furnish to Purchaser all such information concerning the Assets and the Business that Purchaser may reasonably request. Without limiting the foregoing, Seller shall provide Purchaser with copies of all documents identified in Seller's Schedules as well as all documentation and information reasonably relating to the documents identified or information provided in Seller's Schedules. Purchaser may conduct on-site visits, provided such visits shall be conducted in a manner reasonably designed to minimize the interference with Seller's routine operations and to minimize the attention attracted by such visits without unreasonably interfering with the purpose of such visits.

         6.2 Covenants of Seller Pending the Closing. Seller agrees that from the date hereof to the Closing Date, Seller will satisfy its conditions precedent to the consummation of this transaction to be performed by it and, unless otherwise consented to in writing by Purchaser, to operate its business diligently in the usual, regular and ordinary course, consistent with past practice, and so as to maintain the goodwill it now enjoys, to use its best efforts to preserve intact its present properties and its business organization, keep available the services of its present employees, preserve its relationships with suppliers, customers and others having business dealings with it, and not make or institute any methods of management, accounting or operation materially inconsistent with past methods. Seller will co-operate with Purchaser and shall allow the disclosure of information regarding the Business to the extent co-operation and disclosure is reasonably requested by Purchaser in order to allow Purchaser to effect the IPO. The Seller shall take no action outside of the ordinary course of its business or allow any alteration of its corporate structure.

         6.3 Going Out of Business Sale. Seller agrees through the Closing Date not to hold a going out of business sale without the consent of the Purchaser.


                                   ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser and AMRI represent and warrant to Seller as follows:

         7.1 Organization and Qualification of Purchaser; Authorization of Agreement. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida with the full corporate power and authority to carry on the business in which it is engaged, to own and operate its properties and to execute and deliver of the Transaction Documents to which Purchaser is a party and to perform its obligations thereunder. Purchaser is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction where the ownership or use of its property and the conduct of its business necessitates such qualification, except such jurisdiction, if any, in which the failure to be so qualified will not have a material adverse effect on its property or its business taken as a whole. The execution, delivery and performance of the Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate action of Purchaser. The Transaction Documents, when executed by Purchaser, will be valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws currently or hereafter in effect affecting the enforcement or creditors' rights generally and subject to general equity principles. All persons who have executed or will execute the Transaction Documents on behalf of Purchaser have been or will be duly authorized to do so by all necessary corporate action of Purchaser.

         7.2 No Breach; Consents. Purchaser's execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby will not: (i) violate the Certificate of Incorporation or By-Laws of Purchaser; (ii) result in a material breach of or material default under any instrument or agreement to which Purchaser is a party or is bound or to which any of its property or assets are bound which breach or default is material to the business or properties of Purchaser taken as a whole; (iii) violate any judgment, order, injunction, decree or award against or binding upon Purchaser in a way which would have a material adverse effect on the business or properties of Purchaser taken as a whole; (iv) result in the creation of any material lien, charge or encumbrance upon the material properties or assets of Purchaser; or (v) violate any law or regulation relating to Purchaser.

         7.3 Litigation. There is no action, suit or proceeding pending or, to Purchaser's knowledge, threatened against or relating to Purchaser that: (i) questions the validity of the Transaction Documents entered into by Purchaser; or (ii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Purchaser under the Transaction Documents, which, in each case, if adversely determined, would materially and adversely affect Purchaser's ability to perform the Transaction Documents (all such matters to be disclosed pursuant ss.7.3 to be referred to as "Purchaser's Litigation").

         7.4 Inspection. Purchaser acknowledges and agrees that all Assets being transferred are being transferred on an "as is, where is" basis, and that, except as expressly set forth in this Agreement, Seller nor Grane is making no representation or warranty of any kind, expressed or implied, respecting the assets, as to merchantability, fitness for a particular purpose or any other matter. Purchaser acknowledges that it has informed itself as to the Business, and Purchaser further acknowledges and agrees that Seller nor Grane makes no representation or warranty of any kind with respect to the Business except as provided in this Agreement.

The documents and information so disclosed are complete and constitute all of the documents and information required to be disclosed pursuant to the provisions herein calling for disclosure and are accurate in all material respects as of the date hereof. No representation or warranty made by Purchaser in this Agreement or in any such document, certificate, exhibit, schedule or other writing, insofar as such representation or warranty pertains to Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation or warranty or any such statement not misleading at the time made and on the Closing Date.


                                   ARTICLE 8
                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Seller as follows:

         8.1 Covenants Pending Closing. Purchaser agrees that from the date hereof to the Closing Date, Purchaser will satisfy its conditions precedent to the consummation of this transaction

         8.2 Cooperation with Seller. Purchaser will cooperate with the Seller to the extent cooperation on the part of the Purchaser is reasonably needed to obtain the consents referred to in Article 5 of this Agreement.


                                   ARTICLE 9
                    CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the purchase and sale of the Assets under this Agreement are subject to the fulfillment of the following conditions, unless waived by Seller in its sole discretion, prior to or at the
Closing:

         9.1 Representations and Covenants. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct (except for such changes expressly permitted hereunder or expressly consented to in writing by Seller) on the Closing Date as if made on and as of such date, and Purchaser shall have duly performed and complied, in all material respects, with all covenants, agreements and conditions to be performed or satisfied by Purchaser on or prior to the Closing Date. Seller shall have received a certificate of an appropriate officer of Purchaser, dated the Closing Date, certifying as to the fulfillment of the conditions specified in this ss.9.1.

         9.2 Opinion of Counsel. Seller shall have received an opinion of counsel of Purchaser dated the Closing Date in form and content reasonably satisfactory to Seller.

         9.3 Litigation. On the Closing Date there shall be no Purchaser's Litigation pending or threatened which, in the reasonable opinion of Seller, would have a material adverse effect on the benefits to be received by Seller as a result of the consummation of the transactions contemplated hereby.

         9.4 Absence of Adverse Governmental Action. No action shall have been taken, proposed or threatened and no statute, rule, regulation or order shall have been enacted or entered by any governmental body, agency or by any court which shall prohibit or materially delay consummation of the transactions contemplated herein on the terms and provisions herein set forth.

         9.5 Proceedings. All proceedings to be taken in connection with this Agreement and all documents related thereto shall be reasonably satisfactory in all respects to Seller and their counsel.

         9.6 Corporate Action. Seller shall have received certified copies of Purchaser's Certificate of Incorporation, By-Laws and the resolutions evidencing corporate approval of the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby and incumbency certificates with respect to the officers of Purchaser executing the Transaction Documents.

         9.7 Good Standing; Tax Status. Seller shall have received certificates of the Secretary of State of each state in which Purchaser is qualified to do business to the effect that Purchaser is in good standing in such jurisdiction and certificates as to the good tax status of Purchaser in each such jurisdiction.

         9.8  Employment  Contract.   The  Purchaser  shall  have  executed  and
delivered an employment contract with the Thomas Grane (for purposes of this paragraph the "Employee") in the form of Exhibit 9.8 hereto (the "Employment Contract").

         9.9 Indemnification. Purchaser and AMRI shall assume the obligations of Seller, indemnify, hold harmless and defend the Seller against liabilities under the leases arising on or after the Closing Date.


                                   ARTICLE 10
                   CONDITIONS TO THE OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to consummate the purchase and sale of the Assets under this Agreement are subject to the fulfillment of the following conditions, unless waived by Purchaser in its sole discretion, prior to or at the Closing:

         10.1 Representations and Covenants. The representations and warranties of Seller set forth in this Agreement shall be true and correct (except for such changes expressly permitted hereunder or expressly consented to in writing by Purchaser) on the Closing Date as if made on and as of such date, and Seller shall have duly performed and complied, in all material respects, with all covenants, agreements and conditions to be performed or satisfied by Seller on or prior to the Closing Date. Purchaser shall have been furnished with a certificate executed by Seller, dated the Closing Date, certifying as to the fulfillment of the conditions specified in this ss.10.1.

         10.2 Opinion of Counsel. Purchaser shall have received an opinion of counsel of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser.

         10.3 Litigation. On the Closing Date there shall be no Seller's Litigation pending or threatened which, in the reasonable opinion of Purchaser, would have a material adverse effect on the benefits to be received by Purchaser as a result of the consummation of the transactions contemplated hereby.

         10.4 Absence of Governmental Action. No action shall have been proposed, threatened or taken and no statute, rule, regulation or order shall have been proposed, enacted or entered by any governmental body, agency or by any court which would prohibit, materially delay or establish material conditions to the consummation of the transactions contemplated hereby or which would materially adversely affect any Dealership, the Business or the Assets.

         10.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents relating thereto shall be reasonably satisfactory in all respects to Purchaser and its counsel.

         10.6 Corporate Action. Purchaser shall have received certified copies of Seller's Certificate of Incorporation, By-Laws and the resolutions evidencing corporate approval of the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby and incumbency certificates with respect to the officers of Seller executing the Transaction Documents.

     10.7 Lease Assignments. Seller shall have executed and delivered the Lease Assignments.

     10.8 Schedules and Documents Review. Purchaser shall have received the Seller's Schedules, and the documents referred to therein, and the documents and information contained therein shall be to the reasonable satisfaction and approval of Purchaser.

         10.9  Good  Standing;   Tax  Status.   Purchaser  shall  have  received
certificates of the Secretary of State of each state in which Seller is qualified to do business to the effect that Seller is in good standing in such jurisdiction and certificates as to the good tax status of Seller in each such jurisdiction.

         10.10 No Material Adverse Changes. There shall not have been any material adverse change in the condition (financial or otherwise) of the Seller, any Dealership, the Business or the Assets.

         10.11 Consent and Approvals. All permits, approvals and consents required under ss.5.2, ss.5.14 and ss.5.15 shall have been obtained.

         10.12 Title Search. Purchaser shall have received a title commitment by a title company licensed to do business in the State of Florida showing no encumbrances or objections to title other than those set forth in Schedule 5.7.

         10.13 Environmental Review. Seller has satisfied Purchaser that the Assets and the Business comply with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, and Seller and each Dealership has all necessary or advisable government permits, licenses, certificates and approvals in relation thereto. Purchaser shall be satisfied with the Phase I environmental study related to the Real Estate and the Leasehold Interests.

         10.14 Title Insurance. The Seller shall obtain a title insurance policy for the Purchaser as of the Closing Date at the Seller's expense for the Real Estate.

         10.15 Assignment of Lease. The Seller shall assign whatever interest, if any, that the Seller may have to the Purchaser under the Sovereignty Submerged Lands Lease between the Florida Board of Trustees of the Internal Improvement Trust Fund and Treasure Coast Boating Services, Inc. with respect to the Stuart, Florida dealership.

         10.16 Additional Payments. Seller and Grane shall enter into an agreement with respect to payments due to the Purchaser after the Closing Date under Article 3.

                                   ARTICLE 11
                                  TERMINATION

         11.1  Right  of  Termination.   This  Agreement  and  the  transactions
contemplated by this Agreement may only be terminated at any time prior to the Closing Date:

         (a)      by the mutual consent of the Parties; or

         (b) by one Party if the other Party: (i) shall have committed a material misrepresentation or breached a material warranty; or
                  (ii) shall have breached its obligation to Close or breached any covenant or agreement hereunder and not cured such breach on ten (10) days written notice or, if earlier, on or prior to the Closing Date.

         11.2 Notice of Termination. Notice of termination of this Agreement, as provided for in this Article 11, shall be given in accordance with the provisions of ss.15.2 hereof and the terminating Party shall specify the provisions under which termination is claimed. If more than one provision applies, the terminating Party may elect the provision upon which it relies.

         11.3     Effect of Termination.

         (a)      In  the  event  this  Agreement  is  terminated   pursuant  to
                  ss.11.1(a), then neither party shall have any liability to the other.

         (b)      In the event a Party  terminates  this  Agreement  pursuant to
                  ss.11.1(b) and the breaching Party is determined to be Purchaser then Seller's sole and exclusive remedy and Purchaser's sole liability shall be to compel specific performance from Purchaser.

         (c) In the event a Party terminates this Agreement pursuant to ss.11.1(b) and the breaching Party is determined to be Seller then Purchaser's remedy shall be to compel specific performance from Seller; provided that if specific performance on the terms set forth herein is not possible, Purchaser shall be entitled to collect all of its out of pocket expenses in connection with this transaction.


                                   ARTICLE 12
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         12.1 Survival of Representations and Warranties. Any right of action arising from covenants, representations and warranties of the Parties contained in, and their rights to claim indemnification under this Agreement or any instrument, exhibit or certificate delivered pursuant hereto or in any writing delivered in connection herewith shall not survive the Closing and no more, regardless of any investigation made by the parties hereto, other than claims for indemnification under ss.13.4 or ss.13.5, indemnification involving Taxes and violations of relevant securities laws, which shall survive for periods coterminous with the statute of limitations applicable to the right asserted by the claiming Party.

                                   ARTICLE 13
                                INDEMNIFICATION

         13.1 Losses. For the purpose of this Article 13 and when used elsewhere in this Agreement, "Losses" shall mean and include any and all liability, loss, costs, claims, damage or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments and judgments, together with reasonable costs and expenses including the reasonable attorneys' fees relating to the defense thereto.

         13.2 Indemnification by Seller. Seller agrees to and does hereby indemnify and hold Purchaser harmless from and against Losses arising out of or resulting from: (i) any breach of the covenants, representations and warranties made by Seller in this Agreement; and (ii) Taxes to the extent Seller is responsible therefor pursuant to ss.13.9; and (iii) Seller's violation of any restrictions on transfer of stock imposed under ss.3.2 (iv) as provided in ss.13.4.

         13.3 Indemnification by Purchaser. Purchaser and AMRI agree to and do hereby indemnify and hold Seller harmless from and against Losses arising out of or resulting from: (i) any breach of the covenants, representations and warranties made by Purchaser in this Agreement; (ii) the Purchaser's Litigation; and (iii) as provided in ss.13.5.

         13.4 Third Party Claims Against Purchaser. Seller agrees to and does hereby indemnify and hold Purchaser harmless from and against any and all Losses resulting from causes of action or claims of any kind asserted by unrelated third parties arising from actions or omissions of Seller with respect to events occurring in the operation of the Business or relating to the Assets prior to the Closing Date; provided that for any such action or claim which shall become known to Purchaser, Purchaser shall have given Seller prompt written notice of, and an opportunity to defend, any and all such asserted liabilities.

         13.5 Third Party Claims Against Seller. Purchaser agrees to and does hereby indemnify and hold Seller harmless from and against any and all Losses resulting from causes of action or claims of any kind asserted by unrelated third parties arising from actions or omissions of Purchaser with respect to events occurring in the operation of the Business on and after the Closing Date; provided that the cause of such event(s) does not relate to actions of the Seller prior to the Closing Date; and further provided that for any such action or claim which shall become known to Seller, Seller shall have given Purchaser prompt written notice of, and an opportunity to defend, any and all such asserted liabilities.

         13.6 Procedures for Third Party Indemnification. If any action, suit or proceeding shall be commenced against, or any claim or demand be asserted against, a Party, in respect of which such Party proposes to demand indemnification under ss.13.4 or 13.5, as a condition precedent thereto, the Party seeking indemnification ("Indemnitee") shall notify the other Party ("Indemnitor") to that effect within 15 days of learning the facts giving rise thereto and the Indemnitor shall have the right to assume the entire control of, including the selection of counsel, subject to the right of the Indemnitee to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement thereof. In connection therewith, the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement thereof, and Indemnitee shall make available to the Indemnitor all pertinent information and documents under the control of the Indemnitee. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee; provided, however, that in the event such approval is withheld, then the liability of the Indemnitor shall not exceed the total sum representing the amount of the proposed compromise or settlement and the amount of counsel fees accumulated at the time such approval is withheld, and further provided, that from and after the time such approval is withheld by the Indemnitee, the Indemnitee shall pay to the Indemnitor all of Indemnitor's costs and expenses, including reasonable attorneys' fees, for all costs of defense for any periods subsequent to the date on which such approval is withheld. Notwithstanding anything to the contrary in the foregoing, the Indemnitor shall be entitled to settle any matter with respect to itself and its affiliates (whether as a codefendant with the Indemnitee or otherwise) without the consent of the Indemnitee. So long as the Indemnitor is defending in good faith any such claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such claims or demands without the prior written consent of the Indemnitor.

         13.7 Notice of Claims. Upon discovery of any breach of the covenants, representations and warranties of Seller or Purchaser herein contained (other than as a result of the bringing of any action, suit or proceeding or the assertion of any claim or demand referred to in ss.13.6.), Seller or Purchaser, as the case may be, shall give notice to the other promptly after the discovery of such breach. The reciprocal obligations to indemnify set forth in ss.13.2 and ss.13.3 above are conditioned as to any particular claim or liability for which indemnification is sought upon full compliance by the party proposing to demand indemnification with the requirements set forth in this ss.13.7 or ss.13.6 as the case may be.

         13.8 Period for Making Claims. No claim for indemnification under this Agreement shall be brought after the end of the applicable period set forth in
Article 12 hereof and, at the end of said period, all liabilities of any nature of the parties pertaining to claims thereunder shall terminate and cease to exist except as to any liability asserted prior thereto in a written notice containing sufficient detail to identify the nature and scope of said liability which is received within said period by the proper recipient pursuant to ss.15.2 hereof.

         13.9 Taxes. Seller shall pay and be fully responsible for any and all federal, state and local income, franchise, sales, gross receipts, excise and similar taxes, assessments and similar charges, as well as withholding and social security taxes required to have been paid prior to the Closing, and interest and penalties thereon which are required to be paid for any period ending the day immediately before the Closing Date, as well as capital gains and recapture taxes arising from the transfer and sale of the Assets to Purchaser hereunder ("Taxes").

         13.10 Recoveries. The amount of any Losses shall be reduced by the amount of any insurance proceeds or any other cash receipts paid to the Indemnitee. In addition, the amount of any Losses shall be further reduced by the amount equal to the actual income tax benefits realized by the Indemnitee attributable to such Losses.

                                   ARTICLE 14
                                 NONCOMPETITION

         14.1 Covenant Not to Compete. In order to insure to Purchaser the benefits of the Business operated by Seller and the Assets owned by Seller and acquired hereunder, Seller agrees that during the three (3) year period following the Closing Date, neither Seller, nor Grane or Judy Grane will directly or indirectly, whether as a consultant, agent, principal, partner, shareholder (except as a shareholder in Purchaser ) or otherwise compete with Purchaser for employees, customers, dealers or distributors by engaging or participating in any business or activity in Florida which is the same as, substantially similar to, or competitive with the Business or any business or activity now engaged in by the Seller, or employ in any capacity any of the current employees of the Seller, or contact or call on any of Seller's employees, or any of the Seller's customers, dealers, or distributors for any business purpose which would violate the foregoing clauses, either for its own interest or for the interest of any other person without the approval of Purchaser.

         14.2 Separability. Seller and Purchaser intend that the covenant contained in ss.14.1 shall be construed as a series of separate covenants, a separate covenant for each state or subdivision thereof and, within each state, one for each county or subdivision thereof. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraph. It is specifically agreed and understood that because of the nature of the Seller's business, the geographical scope of this covenant not to compete is reasonable. If, however, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Article 14, then such unenforceable covenant shall be deemed modified or eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         14.3 Confidentiality. Seller agrees not to divulge, communicate, use to the detriment of Purchaser or misuse in any way, for its benefit or the benefit of any other person, firm, corporation, association or other entity, any proprietary or confidential information or trade secrets of Purchaser or the Business, including, without limitation, the Trademark Rights, personnel information, secret processes, know-how, customer lists, formulae, or other technical data, except for information which is or becomes known to the public other than as a result of violation of this ss.14.3. Seller acknowledges that such information is valuable part of the Assets and the Business.

         14.4 Remedies. Seller acknowledges that a breach of any provisions of this Article 14 will cause irreparable damage to Purchaser and Seller, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach would be inadequate. Accordingly, if Seller breaches any of the provisions of this Article 14, Purchaser shall be entitled to injunctive relief without posting bond or other security.

                                   ARTICLE 15
                                 MISCELLANEOUS

         15.1 Severability of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity of any other provision hereof, which shall remain in full force and effect. In such case, such invalid or unenforceable provision shall be deemed modified to the extent that it shall become valid and enforceable and remain within the original spirit of the Agreement; or if the same is not permissible, then this Agreement shall be construed in all respects as if such invalid and unenforceable provision had been omitted from this Agreement.

         15.2 Notices. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if hand delivered or if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

IF TO SELLER:

D. Thomas Grane
24 North River Road
Stuart, Florida  34996



WITH A COPY TO:

Keith A. Lowe, P.A.
215 South Federal Highway, Suite 200
Stuart, FL 34994 IF TO PURCHASER:

American Marine of South Florida, Inc.
2202 33rd Street
Orlando FL 32839
Attn:  Joseph G. Pozo, Jr.


WITH A COPY TO:

John E. Greenwood, Esq.
McLaughlin & Stern, LLP
260 Madison Avenue
New York, New York 10016




or such other address as shall be furnished in writing by any of the Parties. Notice shall be deemed given upon receipt.
         15.3 Amendment. This Agreement may be amended, supplemented, waived or modified only by a subsequent writing signed by each of the Parties.

         15.4 Waivers. Prior to or on the Closing Date, Purchaser shall have the right to waive any default in the performance of any term of this Agreement by Seller, to waive or extend the time for the fulfillment by Seller of any obligation under this Agreement, and to waive any or all of the conditions precedent to the obligations of Purchaser under this Agreement, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Seller shall have the right to waive any default in the performance of any term of this Agreement by

Purchaser, to waive or extend the time for the fulfillment by Purchaser of any obligation under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seller under this Agreement, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

         15.5 Broker's Fees. Each of Purchaser and Seller represent and warrant to the other that no broker, finder, investment banker or other financial consultant has acted on its behalf in connection with the transactions contemplated by this Agreement.

         15.6 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the Parties shall pay its own expenses and costs incurred or to be incurred in negotiating, closing and carrying out this Agreement and in consummating the transactions contemplated herein.

         15.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the Parties.

         15.8 Headings. The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

         15.9 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the Parties.

         15.10 Publicity. The Parties agree that no press release or other public statement concerning the negotiation, execution and delivery of this Agreement or the transactions contemplated by this Agreement or any matter covered in this Agreement shall be issued or made without the prior written approval of each of the Parties, except as a Party's counsel shall advise is required by applicable law or regulations of any securities exchanges.

         15.11 Entire Agreement. This Agreement together with the Exhibits and schedules hereto, which are incorporated herein by this reference, constitutes the entire understanding between and among the Parties with respect to the subject matter hereof and shall supersede any prior agreement and understandings among the Parties with respect to such subject matter. None of the Parties has made, or is relying upon, any promises, representations, understandings, warranties, agreements, pro-formas or anything else, whether of a similar or dissimilar nature, except as is expressly set forth in this Agreement.

         15.12 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida without regard to the principles of conflicts of laws thereunder. Any action arising from this Agreement or the transactions contemplated herein shall be brought in a federal or state court of competent jurisdiction in the State of Florida.

         15.13 Assignment. This Agreement may not be assigned by any Party without the written consent of the other signatories to this Agreement.

         15.14 Third Party Beneficiaries. Each Party intends that this Agreement shall not benefit or create any right or obligation or cause of action in or on behalf of any person or entity (except as provided in ss.15.9).

         15.15 Attorney's Fees. In the event of any litigation hereunder, the prevailing party shall be entitled to all costs and expenses, including reasonable attorney's fees through all appeals.

         15.16 Schedules. The parties acknowledge that the Schedules required by the Agreement have not been affixed hereto. The parties agree to diligently proceed to prepare such Schedules and to affix such Schedules to the Agreement within ten (10) days of the date hereof. In the event that such mutually agreed upon Schedules are not affixed to this Agreement within ten (10) days of the date hereof, or such later date, if extended, then either party may terminate this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed and delivered as of the date first above written.


TREASURE COAST BOATING CENTER, INC.


By:_____________________________
      Name:
      Title:      President
AMERICAN MARINE OF SOUTH FLORIDA, INC.


By:_____________________________
      Name:
      Title:

TREASURE COAST BOATING SERVICES, INC.        AMERICAN MARINE RECREATION, INC.


By:_____________________________              By:_______________________________
      Name:                                           Name:
      Title:                                          Title:



--------------------------------
D. THOMAS GRANE

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                                TABLE OF CONTENTS


Article 1
         Definitions.................................................................................................1
                  1.1      List of Definitions.......................................................................1
                  1.2      Knowledge.  ..............................................................................3

Article 2
         Terms of Acquisition........................................................................................3
                  2.1      Sale and Transfer of Assets...............................................................3
                  2.2      Risk of Loss..............................................................................3

Article 3
         Purchase; Payment...........................................................................................3
                  3.1      Purchase of Assets........................................................................3
                  3.2      Cost of Inventory.........................................................................4
                  3.4      Restriction on Transfer of Consideration Stock............................................6
                  3.5      Allocation of Purchase Price..............................................................6
                  3.6      Manufacturer Rebates and Co-Op Payments...................................................6
                  3.7      Sale of Stock Consideration...............................................................7

Article 4
         Closing.....................................................................................................7
                  4.1      Time; Place; Terms........................................................................7

Article 5
         Seller's Representations and Warranties.....................................................................7
                  5.1      Organization and Qualification of Seller; Authorization of Agreement......................7
                  5.2      No Breach; Consents.......................................................................8
                  5.3      Financial Statements and Business Records.................................................8
                  5.4      Absence of Undisclosed Liabilities........................................................8
                  5.5      Absence of Material Changes...............................................................8
                  5.6      Taxes and Tax Returns.....................................................................8
                  5.7      Title to and Use of Properties............................................................8
                  5.8      Contracts and Other Agreements............................................................9
                  5.9      Litigation................................................................................9
                  5.10     Employees.................................................................................9
                  5.11     Employee Benefit Plans....................................................................9
                  5.12     Labor Matters.............................................................................9
                  5.13     Hazardous Materials.   ...................................................................9
                  5.14     Leases...................................................................................10
                  5.15     Pier Space...............................................................................10
                  5.16     Investment Representation. ..............................................................10
                  5.17     Investigations...........................................................................10
                  5.18     Sewer Hook-Up............................................................................10

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Article 6
         Covenants and Agreements of Seller.........................................................................10
                  6.1      Purchaser's Right of Inspection..........................................................10
                  6.2      Covenants of Seller Pending the Closing. ................................................11
                  6.3      Going Out of Business Sale...............................................................11

Article 7
         Representations and Warranties of Purchaser................................................................11
                  7.1      Organization and Qualification of Purchaser; Authorization of Agreement.
                   .................................................................................................11
                  7.2      No Breach; Consents......................................................................12
                  7.3      Litigation...............................................................................12
                  7.4      .........................................................................................12
         Inspection.................................................................................................12

Article 8
         Covenants of Purchaser.....................................................................................12
                  8.1      Covenants Pending Closing................................................................12
                  8.2      Cooperation with Seller.  ...............................................................13

Article 9
         Conditions to the Obligations of Seller....................................................................13
                  9.1      Representations and Covenants............................................................13
                  9.2      Opinion of Counsel.......................................................................13
                  9.3      Litigation...............................................................................13
                  9.4      Absence of Adverse Governmental Action...................................................13
                  9.5      Proceedings..............................................................................13
                  9.6      Corporate Action.........................................................................13
                  9.7      Good Standing; Tax Status................................................................13
                  9.8      Employment Contract......................................................................14
                  9.9      Indemnification..........................................................................14

Article 10
         Conditions to the Obligations of Purchaser.................................................................14
                  10.1     Representations and Covenants............................................................14
                  10.2     Opinion of Counsel.......................................................................14
                  10.3     Litigation...............................................................................14
                  10.4     Absence of Governmental Action...........................................................14
                  10.5     Proceedings..............................................................................14
                  10.6     Corporate Action.........................................................................14
                  10.7     Lease Assignments........................................................................15
                  10.8     Schedules and Documents Review...........................................................15
                  10.9     Good Standing; Tax Status................................................................15
                  10.10    No Material Adverse Changes..............................................................15
                  10.11    Consent and Approvals....................................................................15
                  10.12    Title Search.............................................................................15
                  10.13    Environmental Review.....................................................................15

                  10.14    Title Insurance..........................................................................15
                  10.15    Assignment of Lease......................................................................15
                  10.16    Additional Payments......................................................................15

Article 11
         Termination................................................................................................16
                  11.1     Right of Termination.....................................................................16
                  11.2     Notice of Termination....................................................................16
                  11.3     Effect of Termination....................................................................16

Article 12
         Survival of Representations and Warranties.................................................................16
                  12.1     Survival of Representations and Warranties...............................................16

Article 13
         Indemnification............................................................................................17
                  13.1     Losses...................................................................................17
                  13.2     Indemnification by Seller................................................................17
                  13.3     Indemnification by Purchaser.............................................................17
                  13.4     Third Party Claims Against Purchaser.....................................................17
                  13.5     Third Party Claims Against Seller........................................................17
                  13.6     Procedures for Third Party Indemnification...............................................17
                  13.7     Notice of Claims.........................................................................18
                  13.8     Period for Making Claims.................................................................18
                  13.9     Taxes....................................................................................18
                  13.10    Recoveries...............................................................................18

Article 14
         Noncompetition.............................................................................................19
                  14.1     Covenant Not to Compete.  ...............................................................19
                  14.2     Separability.  ..........................................................................19
                  14.3     Confidentiality. ........................................................................19
                  14.4     Remedies.................................................................................19

Article 15
         Miscellaneous..............................................................................................20
                  15.1     Severability of Provisions...............................................................20
                  15.2     Notices..................................................................................20
                  15.3     Amendment................................................................................20
                  15.4     Waivers..................................................................................20
                  15.5     Broker's Fees............................................................................21
                  15.6     Expenses.................................................................................21
                  15.7     Counterparts.............................................................................21
                  15.8     Headings.................................................................................21
                  15.9     Successors and Assigns...................................................................21
                  15.10    Publicity................................................................................21
                  15.11    Entire Agreement.........................................................................21

                  15.12    Governing Law............................................................................21
                  15.13    Assignment...............................................................................22
                  15.14    Third Party Beneficiaries................................................................22
                  15.15    Attorney's Fees..........................................................................22
                  15.16    Schedules................................................................................22
                                      -iv-
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